Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Amendment No. 1 to the Annual Report of STAAR Surgical Company (the “Company”) on Form 10-K/A for the year ended January 2, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2015	/s/ Caren Mason
Caren Mason
President, Chief Executive Officer
and Director
(principal executive officer)

Dated: April 30, 2015	/s/ Stephen P. Brown
Stephen P. Brown
Chief Financial Officer
(principal financial officer)